Exhibit 10.36

LEASE

I. PARTIES. This Lease, dated as of December 3rd, 2015, is by and between BOHANNAN HUSTON INC., a New Mexico corporation ( “Landlord”), and EXAGEN DIAGNOSTICS, INC. (‘‘Tenant”).

2. PREMISES. Landlord leases to Tenant those premises located at The Courtyard at Journal Center, 7500 Jefferson St. NE, Albuquerque, NM 87109, Suite 112 situated in the City of Albuquerque, County of Bernalillo, State of New Mexico, having approximately 3,365 rentable square feet of building space measured per BOMA standards (“the Premises”). A floor plan of the premises is attached as Exhibit A.

3. OCCUPANCY.

3.1 Term. The initial term of this Lease is for SIX (6) MONTHS beginning January 1, 2016 (“Commencement Date”) to midnight on June 30, 2016, unless sooner terminated pursuant to any provision hereof.

3.2 Renewal. Landlord grants Tenant a one (1) year option to renew at then current market rate at the time of renewal for buildings of similar nature and quality within the same market and geographical area in the previous 6 months but not less than three percent (3%) more than current rent. To exercise this option, Tenant must give Landlord two (2) months prior written notice prior to the expiration of the lease term.

3.2 Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant or extend the Term, but Tenant shall not be obligated to pay rent until possession of the Premises is tendered. If Landlord shall not have delivered possession within ninety (90) days from the Commencement Date, Tenant may, by notice to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, shall not advance the Termination Date, and Tenant shall pay prorated rent for such period at the initial monthly rate.

3.3 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the lease term without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental of 150% of the last monthly rental, plus all other charges payable hereunder, and upon all the terms herein applicable to the extended lease term. to be a month-to-month tenancy.

4. RENT AND EXPENSES. Tenant shall pay to Landlord as semi-annual base rent for the Premises for the initial term of this Lease, Twenty Four Thousand Three Hundred Ninety Six Dollars and 25/100 Dollars ($24,396.25), plus Rental Adjustment as set forth below.

4.1 Rental Payments. Tenant shall pay to Landlord upon execution of the lease and on the first day of every month thereafter during the initial lease term, the sum of Four Thousand Sixty Six and 04/ 100 DOLLARS ($4,066.04), plus the Rental Adjustment as set forth below. Additionally, in consideration of allowing access to the premises for early move-in, Tenant shall pay to Landlord daily rent of $134.05 for each day prior to the start of the term of this Lease following Tenant’s receipt of key cards and security codes. Payment for daily additions will be included with the first month’s rental payment.

4.2 Rental Adjustment. The monthly rent shall be increased at the beginning of each successive lease year. During any lease year, at the beginning of each successive lease year, the monthly rent shall be increased three percent (3%) over the monthly rent for the immediately previous lease year.

5. SECURITY DEPOSIT; SURRENDER.

5.1 Upon execution of the lease Tenant shall deposit with Landlord $4,066.04 as a security deposit.

5.2 Subject to Articles 10 and 14 and Section 8.2, at the time of termination Tenant shall surrender the Premises, broom clean, in the same condition as when possession was tendered, normal wear and tear excepted, and return all keys and magnetic key cards to Landlord. Normal wear and tear does not include any damage, wear or deterioration that would have been prevented by good maintenance practice.

6. USE AND CONDITION OF PREMISES.

6. 1 The Premises shall be used and occupied only for general office purposes and uses incidental thereto (“Agreed Use’’). Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.

Landlord will provide access to the break room in Suite 108 across the hall from Suite 112 for Tenant shared use with other Tenants in the Building. Tenant shall provide a coffee machine, coffee for its own use and an appropriately sized refrigerator.

6.2 Tenant accepts Premises “as is.” Tenant may install cubicles, whiteboards, monitors and other common office items, magnetic locks on doors specific to the Premises, and new telephone and data lines, at Tenant’s sole expense.

6.3 Building Access. The building perimeter is typically locked. Tenant may have access to the Premises year round, 24 hours day, seven days a week by use of magnetic-lock key cards.

6.4 Parking. Unreserved common surface parking is provided to Tenant at no charge. Tenant is allocated its prorate share of parking spaces in the parking lot based upon 4.5 spaces per 1,000 SF of leased space, for a total of up to 15 parking spaces.

6.5 Hours of Operation. Tenant’s standard business hours of operation are 6:00a.m. to 6:00p.m., Monday through Friday and 7:00a.m. to 1:00 p.m. on Saturdays.

6.6 Relocation. At any point during the term of the lease, at Landlord’s option, Landlord may relocate Tenant to a different suite within The Courtyard at Journal Center of similar size, finishes and function, upon a minimum of 90 days advance written notice.

6.7 Confidentiality. Landlord and Tenant agree that all terms and conditions set out herein, all documents relating hereto including any financial or business information provided as a result of this lease, and including the fact of this Lease and related discussions, shall remain confidential between the parties and shall not be disclosed to any party for any reason, without the written consent of both parties hereto, except as Tenant or Landlord may need to disclose this information to its creditors, mortgagors, consultants, accountants, attorneys, or shareholders.

7. HAZARDOUS SUBSTANCES.

7.1 (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions hereof Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all applicable laws, covenants or restrictions or record. building codes, regulations and ordinances ( .Applicable Requirements”). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises {including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant, or any third party.

(d) Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, and lenders harmless from and against any and all loss of rents and/or damages, liabilities, judgments. claims, expenses. penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, or any third party (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

(e) Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Commencement Date or which are caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

7.2 Tenant’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Tenant shall, within ten (1 0) days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord. and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim notice, citation. warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

7.3 Inspection; Compliance. Landlord and any mortgagee and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a violation of the Application Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

8. MAINTENANCE, JANITORIAL SERVICE, REPAIRS AND ALTERATIONS.

8.1 Tenant’s Obligations. Subject to Article I 0, Tenant shall, at Tenant’s sole expense, maintain and keep in good order, condition and repair all interior portions of the Premises, including but not limited to walls, floor coverings, electrical, communications, and computer connections, and interior furnishings.

8.2 Alterations and Additions. Tenant shall not, without Landlord’s prior written consent (except for nonstructural alterations not exceeding Ten Thousand and No/ 100 Dollars ($10,000.00) in cost) make any alterations, improvements, additions, utility installations (including power panels) in, on or about the Premises. On termination, Landlord may require Tenant to remove all or part of any such alterations. Unless Landlord requires their removal, all alterations, improvements, additions or fixtures, other than Tenant’s trade fixtures, shall become the property of Landlord and be surrendered with the Premises.

8.3 Landlord’s Rights and Obligations. Landlord shall maintain the Basic Elements of the Building as hereinafter defined. The Basic Elements are roof, walls, floor, mechanical, plumbing, heating, ventilating and air conditioning equipment, elevator, landscaping and irrigation systems, roof covering and drains, driveways and parking lots, common area electrical, and the basic utility feed to the perimeter of the building.

8.4 Exterior and Common Facilities. Landlord shall maintain all common areas and exterior facilities, including landscaped areas, sidewalks, parking lots, driveways, fences, utility lines and meters, storm drains and other facilities on or appurtenant to the Premises, including but not limited to removal of snow and ice.

8.5 Janitorial Service. Landlord will provide, at Landlord’s expense. five day per week janitorial service for the demised premises and common areas. Tenant will pay the Landlord a reasonable charge for any extra cleaning of the premises required because of carelessness or indifference of Tenant, or because of the nature of Tenant’s business, and for any special cleaning done at the request of Tenant. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant’s request, of any materials or finishes other than those which are Building Standard, Tenant shall pay the Landlord an amount equal to such increase in cost.

9. INSURANCE; INDEMNITY.

9.1 Liability Insurance. Tenant shall maintain Commercial General Liability Insurance (or its equivalent) covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities for limits of liability not less than $1,000,000 Per Occurrence/$2,000,000 Aggregate (combined single limit).

9.2 Multiple Hazard Coverage. Tenant shall maintain Insurance on any improvements & betterments, business personal property or equipment located on under and within the Property against fire, extended coverage. The Property Insurance shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost without deduction for depreciation, and shall include coverage for vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured.

9.3 Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

9.4 Workers’ Compensation Insurance. Tenant shall maintain the following coverage for their employees: Statutory workers’ compensation, together with employer’s liability coverage at limits of: $500,000 Each Accident, $500.000 Each Employee by Disease, $500,000 Polity Limit by Disease. Workers’ Compensation Insurance shall include a Waiver of Subrogation Endorsement.

9.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All property and liability insurance shall (a) name Landlord and. at Landlord’s request. any Mortgagee, each as an additional insured, as their respective interests may appear; (b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s repair. replacement and indemnity obligations under this Lease; (c) be issued by an insurance company having a rating of not less than A-IX in Bests’ Insurance Guide or that is otherwise acceptable to Landlord and licensed to do business in the States; (d) be primary insurance as to all insurance requirement of Tenant; and provide that said insurance shall not be canceled, expire or coverage reduced unless thirty(30) days prior notice shall have been given to the Landlord.

9.6 Indemnity. Tenant shall indemnify, protect, defend and hold harmless Landlord and Landlord’s agents, employees, members and lenders against any and all claims, loss of rents, and/or damages, liens, judgments, fees, penalties and liabilities arising from, involving, or related in any way to Tenant’s use of the Premises, or from the conduct of Tenant’s business, or from any activity, work or things done, permitted or suffered by Tenant or any of Tenant’s agents, contractors or employees, and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall, upon notice, defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified.

9.7 Waiver. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise, or other property of Tenant. Tenant’s employees, contractors. invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC, or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or from other sources or places. Notwithstanding Landlord’s negligence or breach of this Lease. Landlord shall under no circumstances be liable for any injury to Tenant’s business or for any loss of income or profit therefrom.

9.8 Waiver of Subrogation. Without affecting any other rights or remedies, Landlord and Tenant each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable thereto. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

9.9 Evidence of Insurance. Tenant shall deliver a copy of each paid-up policy (authenticated by the insurer) or other evidence of insurance reasonably satisfactory to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the Possession Date and at least thirty (30) days before the expiration dates of the applicable policies. Landlord may, at any time and from time to time, inspect or copy any insurance policies required to be maintained by Tenant hereunder. Tenant shall furnish Landlord with renewals or “binders” of each policy at least ten (10) days prior to the expiration thereof. Tenant agrees that, if Tenant does not obtain and maintain such insurance. Landlord may (but shall not be required to) after five (4) days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease.

10. DAMAGE OR DESTRUCTION, REPAIRS, AND RESTORATION.

10.1 Destruction. If the Premises are totally destroyed or suffer damage amounting to 75% or more of the value of the improvements on the Premises, this Lease shall terminate automatically as of the date of such occurrence, and Tenant shall remain liable for all sums owed at the date of such occurrence but neither party shall be liable to the other for any other sums under this Lease.

10.2 Damage. If the Premises suffer damage amounting to less than 75% of the value of the improvements, from any cause except the gross negligence of Landlord, Landlord may elect, within forty-five (45) days of notice from Tenant requesting an election, to have:

(a) Landlord restore the Premises to substantially their condition immediately preceding such damage, or

(b) This Lease terminates as of the date of the damage.

Unless Landlord elects to terminate, from the date of Tenant’s request for an election, for the time which in the opinion of Landlord is reasonably necessary to complete the restoration, up to a maximum of six (6) months, the rent shall abate in proportion, as determined by Landlord, to the amount, extent and nature of the damage. If Landlord does not notify Tenant of Landlord’s election within such 45 days, this Lease shall terminate as provided in subparagraph (b) above.

11. TAXES.

11.1 Payment by Landlord. Landlord shall pay all real property taxes and insurance upon the demised premises. Real property taxes and insurance costs shall be included in the Building Operating Expenses identified in paragraph 4.3.

11.2 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against or levied on trade fixtures, furnishings, equipment, and all other personal property in or on the Premises. Tenant shall cause trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property.

12. UTILITIES.

12.1 Utilities Provided. Landlord agrees to provide water, heat, electricity ventilation and air conditioning to the demised premises. Tenant agrees that Landlord shall not be held liable for failure to supply heating, water, elevator, janitorial, or electrical service, when such failure is not due to gross negligence on its part. It is understood that Landlord reserves the right to temporarily discontinue services at such times as may be necessary by reason of accident, repairs, alterations or improvements, or unavailability of service due to failure to supply such service by the utility company responsible for providing such service.

12.2 Tenant’s Responsibilities. Tenant shall install or cause to be installed and shall pay separately to commercial providers for all costs ofinstallation, service charges, deposits, and monthly charges required for aJI telephone communications, computer networks and internet access.

13. ASSIGNMENT AND SUBLETTING.

13.1 Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, sublet, or otherwise transfer or encumber any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Consent is not unreasonably withheld if the proposed subtenant is a competitor of Landlord or engaged in a business that Landlord deemed highly objectionable. Any attempted assignment, transfer, encumbrance or subletting without Landlord’s consent shall be void. Tenant shall have, however, a continuing right to sublet all or a portion of the Premises to any affiliate, subsidiary or parent of the Tenant upon giving Landlord prior written notification.

13.2 No Release of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant from Tenant’s obligation to pay the rent and to perform aU ofTenant’s other obligations. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

14. DEFAULTS: REMEDIES.

14.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) Vacation or abandonment of the Premises.

(b) Failure by Tenant to make any payment required as and when due, where such failure shall continue for a period of five (5) days after written notice from Landlord.

(c) Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of thirty (30) days after written notice from Landlord.

(d) (i) The making by Tenant for any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease.

14.2 Remedies. In the event of any such material default or breach, Landlord may at any time, with or without notice or demand and without waiving or limiting any other right or remedy, exercise any or all of the following, all of Landlord’s remedies to be cumulative:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (l) the unpaid rent which would have been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would likely result therefrom, including, but not limited to the cost of recovering possession of the Premises, expenses of re-letting, including commissions, necessary renovation and alteration of the Premises, reasonable attorney fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease.

(b) Continue the Lease and Tenant’s right to possession and recover the rent as it becomes due, in which event Landlord may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to re-let and/or the appointment of a receiver to protect the Landlord’s interest shall not constitute a termination of the Lease or an acceptance of surrender thereof.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state of New Mexico. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the tenn hereof or by reason of Tenant’s occupancy or use of the Premises.

14.3 Notice by Tenant of Default. Tenant shall notify Landlord promptly of any default not by its nature necessarily known to Landlord.

14.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant specifying wherein Landlord has failed to perform; provided that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant’s notice and thereafter completes Landlord’s performance within a reasonable time.

15. CONDEMNATION. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If more than 25% of the floor area of the improvements on the Premises is taken by condemnation, Tenant may by a written notice within ten ( I 0) days after notice of such taking (or absent such notice, within ten (10) days after the condemning authority takes possession) tenninate this Lease as of the date the condemning authority takes possession. If Tenant does not so terminate, this Lease shall remain in effect as to the portion of the Premises remaining except that the rent shall be reduced in the proportion that the floor area taken bears to the original total floor area; provided that if circumstances make abatement based on floor area unreasonable, the rent shall abate by a reasonable amount to be determined by Landlord. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power. shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided that Tenant shall be entitled to any award for loss or damage to Tenant’s trade fixtures and removable personal property.

16. GENERAL PROVISIONS.

16.1 Estoppel Certificate and Financial Statements. Tenant shall on ten (1 0) or more days notice from Landlord execute, acknowledge and deliver to Landlord financial statements of Tenant and a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified. stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Tenant’s failure to deliver such statements shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rent has been paid in advance.

16.2 Landlord’s Liability. The term “Landlord” means only the owner or owners at the time in question of the fee title of the Premises; Landlord and its successors shall be liable only for obligations arising during their respective periods of fee ownership.

16.3 Interest on Past-Due Obligations. Except as expressly provided, any amount not paid by Tenant when due shall bear interest at fifteen percent (15%) per year from the date due.

16.4 Time of Essence. Time is of the essence.

16.5 Prior Agreements. Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned, and may be modified only by a writing signed by the parties in interest at the time of the modification.

16.6 Waivers. Waiver by Landlord of any provision term, covenant or condition of this Lease shall not waive any other provision term, covenant or condition or any subsequent breach of the same or any other provision. Landlord’s consent to or approval of any act shall not render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act or similar act by Tenant.

16.7 Recording. Tenant shall not record this Lease without Landlord’s prior written consent. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording.

16.8 Binding Effect. Subject to any provisions restricting assignment or subletting, this Lease shall bind the parties, their personal representatives, successors and assigns.

16.9 Subordination. This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or other security arrangement now or later placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination. Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default. Tenant agrees to execute any documents required to effectuate such subordination and hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to do so.

16.10 Attorney Fees. In the event either party requires the services of an attorney in connection with enforcing terms of this Lease or in the event suit is brought for the recovery of any rent due under this Lease or for the breach of any covenant or condition of this Lease. or for the restitution of said Premises to Landlord and/or eviction of Tenant during said term or after the expiration thereof, the prevailing party will be entitled to a reasonable sum of attorney fees, witness fees and court costs.

16.11 Landlord’s Access. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting, showing to prospective purchasers, or lenders, or making such alterations, repairs, improvements or additions, to the Premises as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises ordinary “For Sale” signs and may during the last ninety (90) days of the term place on or about the Premises ordinary “For Lease” signs.

16.12 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the tenns of any mortgage or trust deed covering the Premises; therefore, in the event Tenant should fail to pay any installment of rent or any other sum due hereunder within three (3) days after such amount is due, Tenant shall pay to Landlord as additional rent, without notice or demand, a late charge equal to five percent (5%) of each installment or the sum of Twenty-five DoJlars (S25.00) per day until payment is received, whichever is less. A Twenty-five Dollar ($25.00) charge will be paid by the Tenant to the LandJord for each returned check.

16.13 Signage. Landlord, at its expense, will include Tenant’s name on the lobby directory, exterior monument sign in the courtyard, and the Suite entry. Landlord will also erect directional signs on the Tenant’s floor.

16.14 Addresses, Notices. The initial addresses of the parties are:

TENANT:	EXAGEN DIAGNOSTICS
Attn:Wendy Swedick
1261 Liberty Way, Suite C
Vista, CA 92081
(760) 477-5514 work
(505) 379-4539 cell
wswedick@exagen.com

LANDLORD:	BOHANNAN HUSTON, INC.
Attn: Kerry Davis, CFO
Courtyard I
7500 Jefferson NE
Albuquerque, New Mexico 871 09

All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified, registered mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this paragraph. The addresses noted directly above shall be each party’s address for delivery or mailing of notices. Either party may. by written notice to the other, specify a different address for notice, except that upon Tenant taking possession of the Premises, the Premises shall constitute Tenant’s address for notice. A copy of all notices to Landlord shall be concurrently transmitted to any party or parties at such addresses as Landlord may, from time to time hereafter, designate in writing. Any notice sent by registered or certified mail, return receipt requested, shall be deemed as given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.15 Brokers. Dave Hill and Shelly Branscom of Maestas & Ward Commercial Real Estate exclusively represent Landlord. Both parties agree there are no other brokers associated with this transaction. Landlord and Tenant each represent and warrant to the other that they have had no other dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fees in connection herewith. Landlord and Tenant do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses and attorney fees reasonable incurred with respect thereto.

16.16 Authority. lf either party hereto is a corporation, trust, limited liability company, partnership or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

EXECUTED as of the date first above written.

TENANT:	EXAGEN DIAGNOSTICS

	By;	/s/ Ron Rocca
Ron Rocca

	Its:	Chief Executive Officer

LANDLORD:	BOHANNAN HUSTON, INC.

	By:	/s/ Kerry Davis
Kerry Davis

	Its:	Chief Financial Officer

Page 14 of l6

Exhibit “A”

Premises:

(Insert Floor Plan)

SUITE # 102
SUITE # 100
SUITE # 108
SUITE # 130
SUITE # 112
N

Suite 112
±3,365 RSF

* Furniture Available
for Suite 112

Page 15 of l6

Exhibit “B’’

Furniture

(Furniture List to be Provided)